As filed with the Securities and Exchange Commission on

Registration No. 333-61889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	95-3797580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1998 Employee Stock Incentive Plan

1996 Stock Option Plan

1995 Employee Stock Incentive Plan

(Full Title of the Plan)

Brian P. Lynch

Senior Vice President, General Counsel

and Corporate Secretary

Callaway Golf Company

2180 Rutherford Road

Carlsbad, California 92008

(760) 931-1771

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Callaway Golf Company (the “Registrant”) is filing this Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 initially filed on August 20, 1998, as amended by Post-Effective Amendment No. 1 thereto filed on July 1, 1999 and Post-Effective Amendment No. 2 thereto filed on July 1, 1999 (Registration No. 333-61889), (as amended, the “Registration Statement”). Pursuant to the Registration Statement the Registrant registered 2,000,000 shares of common stock, par value $0.01 per share for issuance under the 1995 Employee Stock Incentive Plan and certain other securities for issuance under the 1998 Employee Stock Incentive Plan and the1996 Stock Option Plan. The 1995 Employee Stock Incentive Plan is no longer in effect and all rights to purchase securities under the 1995 Employee Stock Incentive Plan have been exercised or have expired. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 3 to deregister, as of the effective date of this Post-Effective Amendment, all securities remaining unsold under the Registration Statement relating to the 1995 Employee Stock Incentive Plan. This Post-Effective Amendment does not deregister any securities issued under the 1998 Employee Stock Incentive Plan or the1996 Stock Option Plan.

The following exhibit is being filed or furnished herewith:

Exhibit 24.1        Form of Limited Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Callaway Golf Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 7, 2014.

CALLAWAY GOLF COMPANY

By:	/S/ OLIVER G. BREWER III
Name:	Oliver G. Brewer III
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ OLIVER G. BREWER III	President and Chief Executive Officer (Principal Executive Officer) and Director	August 7, 2014
Oliver G. Brewer III

/S/ BRADLEY J. HOLIDAY	Senior Executive Vice President and	August 7, 2014
Bradley J. Holiday	Chief Financial Officer (Principal Financial Officer)

/S/ JENNIFER L. THOMAS	Chief Accounting Officer	August 7, 2014
Jennifer L. Thomas	(Principal Accounting Officer)

*	Director	August 7, 2014
Samuel H. Armacost

*	Director	August 7, 2014
Ronald S. Beard

*	Director	August 7, 2014
John C. Cushman, III

*	Director	August 7, 2014
John F. Lundgren

*	Director	August 7, 2014
Adebayo O. Ogunlesi

*	Director	August 7, 2014
Richard L. Rosenfield

*	Director	August 7, 2014
Anthony S. Thornley

*By:	/s/ Bradley J. Holiday	August 7, 2014
Bradley J. Holiday Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Form of Limited Power of Attorney.